FIFTH AMENDMENT

TO AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT effective as of the 22nd day of June, 2009 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, as amended on October 21, 2004, July 29, 2005, July 13, 2007 and March 10, 2008 (the “Agreement”), by and between Virtus Equity Trust (formerly known as Phoenix Equity Trust), a Delaware statutory trust (the “Trust”) and Virtus Investment Advisers, Inc. (formerly known as Phoenix Investment Counsel, Inc.), a Massachusetts corporation (the “Adviser”) as follows:

1.	All references to Phoenix Equity Trust are hereby deleted from the Agreement and Virtus Equity Trust is substituted in its place.

2.	All references to Phoenix Investment Counsel, Inc. are hereby deleted from the Agreement and Virtus Investment Advisers, Inc. is substituted in its place.

3.	In Paragraph 16 of the Agreement, the word “Phoenix” is hereby deleted and the word “Virtus” is substituted in its place.

4.	Virtus All-Cap Growth Fund and Virtus Small-Cap Value Fund have each merged with and into other Virtus mutual funds and therefore are hereby deleted from the Agreement.

5.	The names of the series party to the Agreement have been changed as follows: Phoenix Balanced Fund is now Virtus Balanced Fund; Phoenix Capital Growth Fund is now Virtus Capital Growth Fund; Phoenix Growth & Income Fund is now Virtus Growth & Income Fund; Phoenix Growth Opportunities Fund is now Virtus Growth Opportunities Fund; Phoenix Income & Growth Fund is now Virtus Tactical Allocation Fund; Phoenix Mid-Cap Growth Fund is now Virtus Mid-Cap Growth Fund; Phoenix Mid-Cap Value Fund is now Virtus Mid-Cap Value Fund; Phoenix Quality Small-Cap Fund is now Virtus Quality Small-Cap Fund; Phoenix Small-Mid Cap Fund is now Virtus Small-Cap Core Fund; Phoenix Small-Cap Growth Fund is now Virtus Small-Cap Growth Fund; Phoenix Small-Cap Sustainable Growth Fund is now Virtus Small-Cap Sustainable Growth Fund; Phoenix Strategic Growth Fund is now Virtus Strategic Growth Fund; Phoenix Value Opportunities Fund is now Virtus Value Opportunities Fund.

6.	Virtus Mid-Cap Core Fund has been added as an additional series to the Agreement.

7.	Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto is substituted in its place.

8.	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended.

9.	This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers or other representatives.

VIRTUS EQUITY TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:	Senior Vice President

SCHEDULE A

Designated Series	Investment Advisory Fee
Virtus Mid-Cap Value Fund	0.75%
Virtus Small-Cap Core Fund	0.85%

	1st $1 Billion	$1+ Billion through $2 Billion	$2+ Billion
Virtus Balanced Fund	0.55%	0.50%	0.45%
Virtus Capital Growth Fund	0.70%	0.65%	0.60%
Virtus Growth & Income Fund	0.75%	0.70%	0.65%
Virtus Growth Opportunities Fund	0.75%	0.70%	0.65%
Virtus Mid-Cap Core Fund	0.80%	0.75%	0.70%
Virtus Small-Cap Value Fund	0.90%	0.85%	0.80%
Virtus Strategic Growth Fund	0.70%	0.65%	0.60%
Virtus Tactical Allocation Fund	0.70%	0.65%	0.60%
Virtus Value Opportunities Fund	0.75%	0.70%	0.65%

	1st $400 Million	$400+ Million through $1 Billion	$1+ Billion
Virtus Quality Small-Cap Fund	0.90%	0.85%	0.80%
Virtus Small-Cap Sustainable Growth Fund	0.90%	0.85%	0.80%

	1st $50 Million	Next $450 Million	Over $500 Million
Virtus Small-Cap Growth Fund	1.00%	0.90%	0.80%

	1st $500 Million	Over $500 Million
Virtus Mid-Cap Growth Fund	0.80%	0.70%

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